                                                                   Exhibit 23(a)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 13, 2004, accompanying the consolidated financial statements and schedules included in the Annual Report on Form 10-K of
United Capital Corp. and Subsidiaries for the year ended December 31, 2003 which is incorporated by reference in this Registration  Statement and Prospectus.  We consent to the  incorporation  by reference in the  Registration  Statement  and
Prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/S/ GRANT THORNTON LLP

Melville, New York
December 6, 2004